SEVERANCE AND TRANSITION SERVICES AGREEMENT
This Severance and Transition Services Agreement (“Agreement”), dated October 30, 2025, is being entered into by Workiva Inc. (“Company”) and Jill Klindt (“Executive”) (together, “Parties”).

WHEREAS, the Parties entered into an Employment Agreement dated February 19, 2024 (the “Employment Agreement”);
WHEREAS, the Company has adopted and maintains the Workiva Inc. 2014 Equity Incentive Plan (As Amended and Restated Effective May 30, 2024) (the “Plan”);

WHEREAS, the Compensation Committee of the Company (“the Committee”) granted Executive:
(i) 30,930 service-based vesting restricted stock units on February 1, 2023, 10,310 of which remain unvested;
(ii) 30,966 service-based vesting restricted stock units on February 1, 2024, 20,664 of which remain unvested;
(iii) 32,018 service-based vesting restricted stock units on February 3, 2025, 32,018 of which remain unvested;
(iv) 13,256 performance-based vesting restricted stock units on February 1, 2023, 4,419 of which remain unvested;
(v) 13,284 performance-based vesting restricted stock units on February 1, 2024, 8,856 of which remain unvested; and
(vi) 13,722 performance-based vesting restricted stock units, 13,722 of which remain unvested (collectively, “Equity Awards”);
WHEREAS, pursuant to Sections 9(c)(1) and 9(c)(2) of the Plan, the Committee may accelerate the vesting of restricted stock units granted under the Plan;

WHEREAS, Company now wishes to terminate Executive’s employment without Cause (as defined in the Employment Agreement), effective no later than December 26, 2025;

WHEREAS, Executive is entitled to certain payments and benefits under the Employment Agreement in exchange for a general release of claims; and

WHEREAS, the Parties wish to provide for an orderly transition of Executive’s duties and responsibilities between now and her last day of employment, and resolve all matters related to Executive’s employment with and termination from Company in an amicable manner.

THEREFORE, in consideration of the mutual agreements and promises contained herein, the Parties agree as follows:

1.TERMINATION DATE.
1.1.Executive’s employment with Company will terminate effective December 26, 2025 or earlier as set forth below (the date on which her employment ends is the “Termination Date”). However, Executive will cede her Chief Financial Officer (“CFO”) title effective upon the hire of a new CFO, if earlier than the Termination Date. Should she cede her title prior to the Termination Date, she will no longer be considered a Section 16 Executive Officer. Notwithstanding this, should either party decide to terminate Executive’s employment prior to December 26, 2025, it may do so upon 10 days’ written notice. Should Company provide this notice of earlier termination, Executive will continue to receive salary and benefits through December 26, 2025. Should Executive provide this notice, her salary and benefits will end on the Termination Date.
1.2.Between now and the earlier of the Termination Date or the date on which a new CFO is hired, Executive agrees to continue to serve as Company’s CFO and provide services consistent with the role, as well as other services as reasonably requested by Company. Further, Executive agrees to assist with the transitioning of her duties and responsibilities to a new CFO, if any, in good faith.
1.3.Notwithstanding anything to the contrary herein, Workiva maintains its right to terminate Executive for Cause, pursuant to 4.1 of the Employment Agreement, at any time between now and the Termination Date, should circumstances warrant, in which case this Agreement will be void in its entirety.
2.VALUABLE CONSIDERATION.
2.1.Company agrees to pay Executive the sum of $1,928,321.53 (“Separation Payment”). This sum is calculated as follows:
2x sum of base salary + target bonus, or 2 x ($430,000 + $322,500) = $1,505,000, plus
Prorated bonus, based on February 2025 bonus prorated through December 26, 2025, or $423,321.53.
2.2.The Separation Payment will be paid in a lump sum within 10 business days after the Termination Date and will be less required withholding.
2.3.Assuming Executive timely elects to continue her health insurance pursuant to COBRA, Company will pay the full premiums on her behalf for 18 months or until she is eligible for the benefits of another employer, whichever occurs first.
2.4.Workiva will also accelerate the vesting of all Equity Awards unvested as of the Termination Date, subject to Executive’s timely execution and non-revocation of this Agreement. Any delays in the settlement or payment of such awards that are set forth in the applicable award agreement or the Workiva Inc. Nonqualified Deferred Compensation Plan, or that are required under § 409A of the Internal Revenue Code, will remain in effect. For the avoidance of doubt, (i) Equity Awards which are restricted stock units (other than performance stock units) will vest in full on the Termination Date, and (ii) Equity Awards which are performance stock units will vest at target performance.
2.5.If a Change in Control (as defined in the Employment Agreement) occurs within three months following the Termination Date, Executive will be entitled to receive an additional payment of $1,075,000 (i.e. 1x sum of base salary + target bonus), which is the additional amount due under Section 4.4 of the Employment Agreement.
2.6.Executive acknowledges that the benefits described above are being provided to her expressly in exchange for her entering into this Agreement and are subject to her compliance with all applicable terms of this Agreement and the Employment Agreement.
3.RELEASE, WAIVER AND COVENANTS NOT TO SUE.
3.1.Executive hereby releases and waives all claims and causes of action of any kind that she has, known and unknown, against Company, including its owners, officers, directors, parents, subsidiaries, Executives, affiliates, agents, attorneys, joint ventures, successors and/or assigns (Company together with these individuals and entities are referred to as the “Released Parties”). This release and waiver includes all claims and causes of action that she has under any federal, state or local law, including Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Executive Retirement Income Security Act and the Iowa Civil Rights Act. It also includes any common law claims, such as contract and tort claims.
3.2.Executive also agrees not to file any lawsuit based on claims she has released in this Agreement, although she may participate in an investigation or proceeding conducted by an administrative agency, provided she agrees to waive her right to any monetary recovery.
3.3.This release and waiver by Executive does not apply to any claims or rights under the Age Discrimination in Employment Act based on events that take place after the date on which she signs this Agreement or claims to enforce this Agreement.
3.4.Executive understands that nothing in this Agreement prevents her from reporting possible violations of federal or state law or regulation to any governmental agency or entity, including the Equal Employment Opportunity Commission and the Securities and Exchange Commission, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. Executive further understands that this Agreement does not limit her ability to file a complaint or participate in any investigation or proceeding that may be conducted by any government agency, including by providing documents or other information, without notice to Workiva, provided Executive agrees to waive rights to any monetary recovery, except for any monetary recovery as a whistleblower.

3.5.Executive confirms that her decision to enter into this Agreement is not the result of any disagreement regarding the Company’s financial statements or disclosures, and that as of the date of execution hereof, Executive is not aware of any reason she would not be able to sign any documents or certifications required to be filed with the Securities and Exchange Commission.
3.6.On the Termination Date, Executive agrees to execute a second release in a form substantially similar to Exhibit “A” to this Agreement, to ensure that the release encompasses all claims through the Termination Date.
4.CONFIDENTIALITY.
4.1.Executive agrees not to disclose the existence or terms of this Agreement to any third party without the prior written consent of Company, except that she may discuss the terms of this Agreement with her attorney, spouse, tax advisor and as required by law.
4.2.Executive acknowledges and agrees to abide by her ongoing obligations, pursuant to the terms of the Confidential Information and Invention Assignment Agreement, effective September 11, 2008.
5.RETURN OF PROPERTY.
5.1.Executive agrees promptly to return all property of Company in her possession or control, wherever located, including all documents and files pertaining to Company or its interests, whether in electronic form or otherwise and whether deemed confidential or not, by no later than the Termination Date.
6.NON-DISPARAGEMENT.
6.1.Executive confirms and agrees that she will not make any oral or written statements to any third party about any of the Released Parties that are intended or reasonably likely to disparage any of them in any way. However, she is not prohibited from testifying truthfully under oath or providing truthful information in connection with an agency proceeding.
6.2.Company, through its officers and directors, confirms and agrees that it will not make any oral or written statements to any third party about Executive that are intended or reasonably likely to disparage her in any way.
7.KNOWING AND VOLUNTARY RELEASE.
7.1.Executive has 21 days from the date on which she receives this Agreement to decide whether she intends to execute it.

7.2.Executive agrees that she has signed this Agreement knowingly and voluntarily and not as a result of threats or coercion.
7.3.EXECUTIVE IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.
8.ENTIRE AGREEMENT AND SEVERABILITY.
8.1.The Parties agree that this Agreement sets forth the entire agreement between them and supersedes any other written or oral understanding or contract they may have with the exception of those terms of the Employment Agreement which expressly survive the termination of Executive’s employment.
8.2.The Parties further agree that, if any portion of this Agreement is held to be invalid or legally unenforceable, the remaining portions of this Agreement will not be affected and will be given full effect.
9.APPLICABLE LAW.
9.1.This Agreement is governed by the laws of the state of Iowa.
10.EFFECTIVE DATE.
10.1.To accept this Agreement, Executive must sign below and deliver it to Company, c/o Emily Forrester, eforrester@workiva.com.
10.2.Executive may revoke this Agreement during the seven-day period immediately following her execution of the Agreement by delivering a written notice of revocation to Company, c/o Ms. Forrester.
10.3.Assuming no revocation, this Agreement will become final and binding on both Parties on the eighth day following Executive’s execution of this Agreement (“Effective Date”).

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED COUNSEL OR VOLUNTARILY ELECTED NOT TO, AND HAVING HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE UNDERSIGNED HEREBY EXECUTE THIS AGREEMENT.

JILL KLINDT /s/ Jill Kindt Date: October 30, 2025	WORKIVA INC. By: /s/ Julie Iskow Title: Chief Executive Officer Date: October 30, 2025